Benefits at a Glance for Management Benefitted Employees Here’s a quick review of the total benefits provided to you as a Management Benefitted employee of Vectrus. BENEFIT . . . WHAT IT PROVIDES . . . Vectrus 401(k) Plan Income for retirement Medical Plans Domestic and International Plans Dental Plan Domestic and International Plans Vision Plan Domestic and International Plans Flexible Spending Account Plan (FSA) Option to pay for certain predictable health care or dependent care expenses with pre-tax dollars Short Term Disability Plan Company paid disability income continuation for up to 25 weeks Long Term Disability Plan Voluntary disability plan to provide income continuation beyond 26 weeks Life Insurance Plan Life Insurance equal to one times your annual base pay Voluntary Life and Accident Insurance Plan Additional Life and Accident insurance for you and your family Employee Assistance Program This benefit provides an array of services for you and your immediate family to support your day to day life Business Travel Accident Plan Additional accident insurance for you when you travel for the Company Other Voluntary Plans Domestic and International employees are offered Other Voluntary plans: VOYA – Accident Insurance, Hospital Confinement Indemnity and Critical Illness. Paid Time Off (PTO) Time off with pay to use for personal, sick or vacation Holiday 12 paid Holidays per year

Following is a closer look at each of the plans. . . Your Benefits (Closer Up) Each of Vectrus benefit plans serves a unique purpose-whether it’s to provide comprehensive health care coverage, income for retirement, or simply time off with pay... Investment and Savings Plan - 401(k) These are some of the highlights: • You can contribute up to 70% (subject to IRS limitations) of your base pay to the plan - on a pre-tax and/or Roth post tax basis. Another option within the plan will allow you to contribute up to 25% (12% for identified Highly Compensated Employees) of your base pay in an after-tax source. If you are at least age 50, you can also elect to make catch-up contributions in accordance with IRS guidelines. • Vectrus offers a competitive match under the 401(k) plan. • You direct your contributions and Company contributions made on your behalf to one or more of the Prudential investment options. • You are immediately 100% vested in the Company monies. • You can change your own contribution amounts, reallocate your account balances, borrow from your account, or make withdrawals from your account while working for Vectrus. • The Plan accepts rollovers of account balances from another employer’s qualified pension or savings plan.

Medical Plans These are some highlights: Domestic: • Employees are offered three medical plans through Cigna, OAP, 1500 High Deductible Health Plan and 2600 High Deductible Health Plan with a Health Savings Account options for the HDHP plans. International: • Employees are offered three medical plans through Cigna Global. OAP Management Plan, OAP Catastrophic Plan and the Short Term Abroad Plan (employee coverage only). Vectrus does require all international employees to elect one of the Vectrus medical plans. ------------------------------------------------------------------------------------------------------------ • Both Domestic and International employees share a portion of the cost of coverage with Vectrus. Domestic contributions are deducted from your paycheck on a pre-tax basis. Dental Plan These are some highlights: Domestic: • Employees are offered a comprehensive dental plan through Cigna. International: • Employees are offered a comprehensive dental plan through Cigna Global. The plan provides coverage for the employee working internationally and dependent coverage regardless if they are with the employee or staying in the United States. ------------------------------------------------------------------------------------------------------------

• Both Domestic and International employees share a portion of the cost of coverage with Vectrus. Domestic contributions are deducted from your paycheck on a pre-tax basis. Vision Plan These are some highlights: Domestic: • EyeMed provides two plans of coverage for eye exams, frames, lenses and contact lenses are covered, plus there is a discount for laser surgery. International: • Cigna Global medical plan provides vision coverage within the medical plan so the coverage is automatic when you elect your medical plan. Flexible Spending Account Plan (FSA) These are some highlights: ***2017 limits have not been released at the time of this update*** • The FSA affords you the opportunity to use tax-free dollars to pay for many health care and dependent care expenses. • Medical Care annual limit is $2,550 with Dependent Care annual limit at $5,000 for 2016. • The Medical Care Spending Account lets you use money you have set aside to pay for health care expenses for you and your eligible dependents that aren’t paid for by other health plans. • The Dependent Care Spending Account lets you use money you have set aside to reimburse yourself for eligible dependent care expenses that are necessary in order for you to work and, if you are married, for your spouse either to work or be a full- time student, or if your spouse is totally disabled.

• Allowable expenses are defined by IRS regulations and, if you do not use the money you have set aside for charges incurred in the plan year, you lose it. You must plan carefully. (For example, you must use money set aside in 2016 for charges incurred from January 1, 2016 – December 31, 2016.) • Transit and Parking Pre-Tax Benefit lets you use pre-tax money to pay for qualified expenses. Transit allows $130 per month and $250 per month of parking. Short Term Disability Plan (STD) These are some highlights: • You receive a portion of your regular pay if you’re disabled by a sickness or accident that is not covered by workers’ compensations benefits, offset by state disability benefits, where applicable. • The amount you receive depends on your years of service. • Benefits can continue for a maximum of 25 weeks. • Vectrus pays the full cost of coverage. Long Term Disability Plan (LTD) These are some highlights: • LTD is an employee elective plan. LTD will generally pick up where Short Term Disability benefits end (typically, after 26 weeks of disability) if elected. • Benefits can continue for as long as you remain disabled under the terms of the Plan up until you reach age 65. • You pay the full cost of coverage through automatic payroll deductions. • If you qualify, you receive up to 60% of your base pay (to a maximum benefit of $15,500 per month), offset by any Social Security Disability benefits received by you or your family on your behalf.

Life Insurance Plan These are some highlights: • Your coverage is equal to one times your annual base pay, rounded to the next higher $1,000 if not already an even $1,000 multiple. • Vectrus pays the full cost of coverage. • Your coverage automatically includes AD&D (Accidental Death and Dismemberment) coverage, also equal to one times your annual base pay to a maximum of $120,000. Voluntary Life Insurance Plan These are some highlights: • Domestic and International employees are offered Voluntary Life Insurance plans that allow for employee coverage as well as spouse and child(ren) coverage. • You pay the full cost of coverage through automatic payroll deductions. Voluntary Accident Insurance Plan These are some highlights: • The Plan is completely voluntary. It provides 24-hour, year-round coverage for you (or your dependent) if you die or are severely injured* - whether or not you’re conducting Vectrus business. *See plan document for War Risk Exclusions* • In general, you can select coverage from amounts of $10,000 to $500,000 in multiples of $10,000. • You can also select coverage for your spouse and children. • You pay the full cost of coverage through automatic payroll deductions.

Employee Assistance Program (EAP) These are some highlights: • Domestic and International employees have EAP coverage. • Coverage is 24/7 for employees and household members and dependents that you financially support. • Face to Face visits with a counselor • Day to Day support o Relationship issues o Debt Management o Legal Concerns o Behavioral problems o Stress o Grief o Trauma Business Travel Accident Plan These are some highlights: • Coverage is automatic. The Business Travel Accident Plan pays benefits to you (or your beneficiary) if you die or are severely injured while on Vectrus business anywhere in the world. • Vectrus pays the full cost of this coverage. Other Voluntary Plans VOYA – Accident Insurance • This plan is designed to pay you the benefit for specific injuries and events resulting from a covered accident. The amount paid depends on the type of injury and care received. You may have the option to elect insurance to meet your needs. VOYA – Hospital Confinement Indemnity Insurance • This plan is designed to pay a daily benefit if you have a covered stay in a hospital, critical care unit or rehabilitation facility.

VOYA – Critical Illness • This plan is designed to pay for the following illnesses and conditions: o Base Module  Heart Attach  Stroke  Coronary artery bypasses (25%)  Coma  Major organ failure  Permanent paralysis  End Stage renal (kidney) failure o Cancer Module  Cancer  Carcinoma in situ (25%)  Skin Cancer (10%) Paid Time Off/Vacation Vectrus Domestic employees are entitled to an accrual of annual Paid Time Off, which is determined by one’s years of employment with the Company. Vectrus International employees will follow the contracts provision for PTO or Vacation/Sick benefits. Holidays The Holiday schedule may vary by location. Management Benefitted employees recognize 12 paid holidays per year. Important Note: As provided in all Vectrus benefit plans, the terms and conditions of the plan documents will govern, and while Vectrus expects to continue the plan or plans indefinitely, it reserves the right to change or discontinue the plan or plans at any time for some or all participants. 10/2016

Exhibit B VECTRUS, INC. SENIOR EXECUTIVE SEVERANCE PAY PLAN (Amended and Restated as of November 9, 2016) 1. Purpose The purpose of this Vectrus, Inc. Senior Executive Severance Pay Plan (the “Plan”), as amended and restated, is to assist in occupational transition by providing severance pay for employees covered by the Plan whose employment is terminated under conditions set forth in the Plan. The Plan first became effective as of September 27, 2014 following the spin-off of Vectrus, Inc. (“Vectrus”) from Exelis Inc. (“Exelis”) on September 27, 2014. Exelis was spun off from ITT Corporation (“ITT” and, together with Exelis, the “Predecessor Corporations”) on October 31, 2011. The Predecessor Corporations maintained similar plans prior to the respective spin-offs (the “Predecessor Plans”), and the Plan was created to continue service accruals under the Predecessor Plans. The Plan shall remain in effect as provided in Section 12 hereof, and Executives shall receive full credit for their service with the Predecessor Corporations as provided in Section 4 hereof. 2. Covered Employees Covered employees under the Plan (“Executives”) are full-time, active regular salaried employees of Vectrus, and of any subsidiary company (each a “Vectrus Subsidiary”) (collectively or individually as the context requires, the “Company”) who are either (a) in Band A and either United States citizens or employed in the United States immediately preceding the date the Company selects as the Executive’s last day of active employment (“Scheduled Termination Date”) or (b) selected by the Vectrus Compensation and Personnel Committee (the “Committee”), but excluding any such employees who are party to individual agreements that provide severance pay in situations where severance would be payable under the Plan. As of the date of the amendment and restatement of the Plan, Band A includes Senior Vice Presidents, but it may be further defined by the Committee at any time. 3. Severance Pay Upon Termination of Employment If the Company terminates an Executive’s employment, the Executive shall be provided severance pay in accordance with, and subject to, the terms of the Plan except where the Executive: • is terminated for Cause (as defined below), • accepts employment or refuses comparable employment with a purchaser as provided in Section 8, “Divestiture,” or • terminates his or her employment with the Company for any reason, or no reason, prior to the Scheduled Termination Date.

Exhibit B For the avoidance of doubt, no severance pay will be provided under the Plan where the Executive terminates employment by: • voluntarily resigning, or • failing to return from an approved leave of absence (including a medical leave of absence). No severance pay will be provided under the Plan upon any termination of employment as a result of the Executive’s death or Disability (as defined below). “Cause” shall mean the Executive’s (i) willful and continued failure to substantially perform the Executive’s duties with the Company or to substantially follow and comply with the specific and lawful directives of the Company or the Vectrus Board of Directors (the “Board”), as reasonably determined by the Board (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness) after a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties is delivered to the Executive by the Board; (ii) willful commission of an act of fraud or dishonesty resulting in material economic or financial injury to the Company; (iii) willful engagement in illegal conduct or gross misconduct, in either case which is materially and demonstrably injurious to the Company; (iv) material breach of the terms of any confidentiality, trade secret, non-solicitation, non-competition or similar Company agreement or policy; or (v) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude. “Disability” shall mean the complete and permanent inability of the Executive to perform all of his or her duties under the terms of his or her employment, as determined by the Company upon the basis of such evidence, including independent medical reports and data, as the Company deems appropriate or necessary. 4. Schedule of Severance Pay Except with respect to the Executives listed in Exhibit A, which is attached hereto and incorporated as part of the Plan, severance pay will be provided in accordance with the following schedule, which sets forth the aggregate amount of severance pay that will be paid to an Executive. Such aggregate amount of severance pay shall be equal to the Executive’s Base Pay (as defined below) multiplied by the “Months of Base Pay” shown in the schedule below based upon the Executive’s Years of Service as of the Scheduled Termination Date. The severance pay of the Executives listed in Exhibit A will be determined in accordance with Exhibit A.

Exhibit B Years of Service Months of Base Pay Less than 4 12 4 13 5 14 6 15 7 16 8 17 9 or more 18 “Base Pay” shall mean the Executive’s annual base salary rate paid or in effect as of the Scheduled Termination Date, divided by twelve (12). “Years of Service” shall mean the total number of completed years of full-time employment since the Executive’s Vectrus system service date to the Scheduled Termination Date, rounded to the nearest whole year; provided that, for the purposes of “Years of Service,” service shall include years of service with the Predecessor Corporations; provided, however, that any breaks in service during which the Executive was not employed by Vectrus or one of the Predecessor Corporations shall not be counted. The Vectrus system service date is the date from which employment in the Vectrus system is recognized beginning with the first date of employment with the Company, unless the Executive was previously employed with ITT or Exelis, in which case the Vectrus system service date shall mean the first date of employment with (i) ITT (if applicable) or, if not previously employed by ITT, (ii) Exelis. Notwithstanding anything contained herein to the contrary, in no event shall severance pay exceed the equivalent of twice the Executive’s total annual compensation during the year immediately preceding the Scheduled Termination Date. For avoidance of doubt, the foregoing limitation shall apply to all Executives, including those listed on Exhibit A. For the avoidance of doubt, all prior full-time employment by an Executive with the Predecessor Corporations shall be credited in full when determining an Executive’s Years of Service. 5. Form of Payment of Severance Pay Severance pay shall be paid in the form of equal periodic payments according to Vectrus’ regular payroll schedule. Severance pay will commence within 60 days following the Scheduled Termination Date; provided, that, to the extent such 60-day period begins in one calendar year and ends in another, any payment scheduled to occur during the first 60 days following the Scheduled Termination Date shall not be paid until the first regularly scheduled pay date in the latter calendar year, and such first payment shall include all amounts that were otherwise scheduled to be paid prior thereto. In the event of an Executive’s death during the period the Executive is receiving severance pay, the amount of severance pay remaining shall be paid in a discounted lump sum to the Executive’s spouse or to such other beneficiary or beneficiaries designated by the Executive in writing, or, if the Executive is not married and failing such designation, to the estate of the Executive. Any discounted lump sum paid under the Plan shall be equal to the present value of

Exhibit B the remaining periodic payments of severance pay as determined by Vectrus using an interest rate equal to the prime rate at Citibank or other entity designated by Vectrus in effect on the date of the Executive’s death. If an Executive is receiving severance pay, the Executive must continue to be available to render to the Company reasonable assistance, consistent with the Executive’s prior position with the Company, at times and locations that are mutually acceptable. In requesting such services, the Company will take into account any other commitments which the Executive may have. After the Scheduled Termination Date and normal wind up of the Executive’s former duties, the Executive will not be required to perform any regular services for the Company. In the event the Executive secures other employment during the period the Executive is receiving severance pay, the Executive must promptly notify the Company. Severance pay will permanently cease if an Executive is rehired by the Company. 6. Benefits During Severance Pay As long as an Executive is receiving severance pay, except as provided in this Section or in Section 7, the Executive will be eligible for continued participation in those Company employee benefit plans that are COBRA eligible, and coverage will run concurrently through the COBRA period. The Company and the Executive will continue to share the monthly premium expense per the Plan Year’s contribution strategy approved on an annual basis. For the avoidance of doubt, an Executive will not be eligible to participate in any other Company benefit plans, policies, programs, and arrangements, including without limitation, any Company tax qualified retirement plans, non-qualified retirement plans, deferred compensation plans, and incentive plans (stock and cash). If, for any reason at any time, the Company (i) is unable to treat the Executive as being eligible for ongoing participation in any Company benefit plans or policies in existence immediately prior to the termination of employment of the Executive, and if, as a result thereof, the Executive does not receive a benefit or receives a reduced benefit , or (ii) determines that ongoing participation in any such Company benefit plans or policies would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) or any other Code section, statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), the Company shall provide such benefits by making available equivalent benefits from other sources in a manner consistent with Section 15 below. 7. Excluded Compensation and Benefit Plans, Policies, Programs and Arrangements The period during which an Executive is receiving severance pay does not count as service for the purpose of any compensation or benefit plan, policy, program or arrangement, including any equity or cash incentive award plan or program unless otherwise expressly provided in plan and/or award documents previously approved by the Board or the Committee.

Exhibit B 8. Divestiture If a Vectrus Subsidiary or business unit or service line of Vectrus or a portion thereof at which an Executive is employed is sold or divested and if (i) the Executive accepts employment or continued employment with the purchaser or an affiliate of the purchaser (or, in the case of a divestiture without a purchaser, such as a spin off, accepts employment or continued employment with the divested entity), or (ii) refuses employment or continued employment with the purchaser or an affiliate of the purchaser (or divested entity, as applicable) on terms and conditions substantially comparable to those in effect immediately preceding the sale or divestiture, the Executive shall not be provided severance pay under the Plan. The provisions of this Section 8 apply to divestitures accomplished through sales (or other divestiture) of assets or through sales (or other divestiture) of corporate or other entities. 9. Disqualifying Conduct If during the period an Executive is receiving severance pay, the Executive (i) engages in any activity which is inimical to the best interests of the Company; (ii) disparages the Company; (iii) fails to comply with any Company Covenant Against Disclosure and Assignment of Rights to Intellectual Property; (iv) without the Company’s prior consent, induces any employees of the Company to leave their Company employment; (v) without the Company’s prior consent, engages in, becomes affiliated with, or becomes employed by any business competitive with the Company; or (vi) fails to comply with applicable provisions of the Vectrus Code of Conduct or applicable Vectrus Corporate Policies, then the Company will have no further obligation to provide severance pay. 10. Release The Company shall not be required to make or continue any severance payments under the Plan unless (i) the Executive executes and delivers to Vectrus within 50 days following the Scheduled Termination Date, a release, satisfactory to Vectrus, in which the Executive discharges and releases the Company and the Company’s affiliates, successors, directors, officers, employees and employee benefit plans from all claims (with certain exceptions, including exceptions for claims for benefits to which Executive is entitled under any Company employee benefit plan) arising out of Executive’s employment or termination of employment, and (ii) such release is not revoked by the Executive within the seven-day statutory revocation period following the date the release is executed by the Executive. 11. Administration of Plan The Plan shall be administered by Vectrus, which shall have the exclusive right to interpret the Plan, adopt any rules and regulations for carrying out the Plan as may be appropriate and decide any and all matters arising under the Plan, including but not limited to the right to determine appeals. Subject to applicable Federal and state law, all interpretations and decisions by Vectrus shall be final, conclusive and binding on all parties affected thereby.

Exhibit B Any employee or other person who believes he or she is entitled to any payment under the Plan may submit a claim in writing to the Plan’s administrator (in accordance with Section 17) within ninety (90) days after the earlier of (i) the date the claimant learned the amount of their severance benefits under the Plan or (ii) the date the claimant learned that he or she will not be entitled to any benefits under the Plan. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based. The notice will also describe any material or information necessary for the claimant to perfect the claim, and an explanation of why such material or information is necessary, and an explanation of the Plan’s procedures (and time limits) for appealing the denial, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal. The denial notice will be provided within ninety (90) days after the claim is received. If special circumstances require an extension of time (up to ninety (90) days), written notice of the extension will be given within the initial ninety (90) day period. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the administrator expects to render its decision on the claim. If the claimant’s claim is denied, the claimant (or his or her authorized representative) may apply in writing to the administrator for a review of the decision denying the claim. Review must be requested within sixty (60) days following the date the claimant received the written notice of their claim denial or else the claimant loses the right to review. The claimant (or representative) then has the right to review and obtain copies of all documents and other information relevant to the claim, upon request and at no charge, and to submit issues and comments (as well as documents, records and other information related to the claim) in writing. The administrator will provide written notice of its decision on review within sixty (60) days after it receives a review request. If additional time (up to sixty (60) days) is needed to review the request, the claimant (or representative) will be given written notice of the reason for the delay. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the administrator expects to render its decision. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based. The notice will also include a statement that the claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents and other information relevant to the claim and a statement regarding the claimant’s right to bring an action under Section 502(a) of ERISA. 12. Termination or Amendment The Board or the Committee may terminate or amend the Plan (“Plan Change”) at any time except that no such Plan Change may reduce or adversely affect severance pay for any Executive whose employment terminates on or before the effective date of such Plan Change, provided that the Executive was either receiving or entitled to receive severance pay under the Plan on the date of such Plan Change.

Exhibit B 13. Offset Any severance pay provided to an Executive under the Plan shall be offset, to the extent consistent with Section 15, by reducing such severance pay by any severance pay, salary continuation, termination pay or similar pay or allowance which Executive receives or is entitled to receive (i) under any other Company plan, policy practice, program, arrangement; (ii) pursuant to any employment agreement or other agreement with the Company; or (iii) by virtue of any law, custom or practice. 14. Miscellaneous Except as provided in the Plan, the Executive shall not be entitled to any notice of termination or pay in lieu thereof. In cases where severance pay is provided under the Plan, pay in lieu of any unused current year paid time off accrual will be paid to the Executive in a lump sum within 30 days after the date of the Executive’s Scheduled Termination Date. Severance pay and benefits under the Plan are paid for entirely by the Company from its general assets and represent an unfunded and unsecured obligation of the Company. An Executive’s right to severance pay or benefits under the Plan may not be sold, assigned, transferred, pledged, encumbered or otherwise alienated, hypothecated or disposed of, other than in accordance with the second paragraph of section 5. The Plan is not a contract of employment, does not guarantee the Executive employment for any specified period and does not limit the right of the Company to terminate the employment of the Executive at any time. The section headings contained in the Plan are included solely for convenience of reference and shall not in any way affect the meaning of any provision of the Plan 15. Section 409A The Plan is intended to comply with Section 409A of the Code (or an applicable exemption therefrom) and will be interpreted in a manner consistent with such intent. Notwithstanding anything herein to the contrary, (i) if at the time of the Executive’s termination of employment with the Company the Executive is a “specified employee” as defined in Section 409A of the Code (and any related regulations or other pronouncements thereunder) and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Executive) until a date that is six months following the Executive’s termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code), at which point all payments deferred pursuant to this Section 15 shall be paid to the Executive in a lump sum and (ii) if any other payments of money or other benefits due hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will

Exhibit B make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company, that does not cause such an accelerated or additional tax. To the extent any reimbursements or in-kind benefits due under the Plan constitute “deferred compensation” under Section 409A of the Code, any such reimbursements or in-kind benefits shall be paid in a manner consistent with Treas. Reg. Section 1.409A-3(i)(1)(iv), the terms of which shall be deemed incorporated herein by reference. All payments to be made upon a termination of employment that constitute deferred compensation under the Plan may only be made upon a “separation from service” (as that term is used in Section 409A). Each payment made under the Plan shall be designated as a “separate payment” within the meaning of Section 409A of the Code. The Company shall consult with Executives in good faith regarding the implementation of the provisions of this section; provided that neither the Company nor any of its employees or representatives shall have any liability to Executives with respect thereto. 16. Adoption Date and Amendments The Plan was initially adopted by Vectrus on September 27, 2014 (“Adoption Date”) and does not apply to any termination of employment which occurred or which was communicated to an Executive prior to the Adoption Date. The Plan was amended and restated on October 6, 2015 and again on November 9, 2016.

Exhibit B 17. Additional Information Plan Name: Vectrus, Inc. Senior Executive Severance Pay Plan Plan Sponsor: Vectrus, Inc. 655 Space Center Drive Colorado Springs, CO 80915 Employer Identification Number: 38-3924636 Plan Year: Vectrus' Fiscal Year Plan Administrator: Vectrus, Inc. Attention: Administrator of the Vectrus, Inc. Senior Executive Severance Pay Plan 655 Space Center Drive Colorado Springs, CO 80915 (719) 591-3600 Agent for Service of Legal Process: Vectrus, Inc. Attention: Senior Vice President, Chief Legal Office & Corporate Secretary 655 Space Center Drive Colorado Springs, CO 80915 (719) 591-3600 Service of process may also be made upon the Plan administrator. Type of Plan Employee Welfare Benefit Plan - Severance Pay Plan Plan Costs The cost of the Plan is paid by Vectrus, Inc. 18. Statement of ERISA Rights As participants in the Plan, Executives have the following rights and protections under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”): • Executives may examine, without charge, at the Plan administrator’s office and at other specified locations, such as worksites, all documents governing the plan, including insurance contracts and a copy of the latest annual report (Form 5500 Series) filed by the plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration; and

Exhibit B • Executives may obtain, upon written request to the Plan administrator, copies of documents governing the operation of the Plan, including insurance contracts and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan administrator may make a reasonable charge for the copies. In addition to creating rights for participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan (called “fiduciaries”) have a duty to do so prudently and in the interests of Plan participants. No one, including Vectrus or any other person, may fire a Plan participant or otherwise discriminate against a Plan participant in any way to prevent the participant from obtaining a benefit under the Plan or exercising rights under ERISA. If a claim for a severance benefit is denied, in whole or in part, the person seeking benefits must receive a written explanation of the reason for the denial. Plan participants have the right to have the denial of the claim reviewed. (The claim review procedure is explained in Section 8 above.) Under ERISA, there are steps Plan participants can take to enforce the above rights. For instance, if a Plan participant requests materials and does not receive them within thirty (30) days, the Participant may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and to pay the Plan participant up to $110 a day until the participant receives the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If a Plan participant has a claim which is denied or ignored, in whole or in part, the participant may file suit in a federal court. If it should happen that the participant is discriminated against for asserting his or her rights, the participant may seek assistance from the U.S. Department of Labor, or the participant may file suit in a federal court. In any case, the court will decide who will pay court costs and legal fees. If the Plan participant is successful, the court may order the person the Plan participant sued to pay these costs and fees. If the Plan participant loses, unless the Plan requires the Vectrus to pay the costs, he court may order the Plan participant to pay these costs and fees, for example, if it finds that the Participant’s claim is frivolous. If the Plan participant has any questions regarding the Plan, the participant should contact the Plan administrator (see Section 17 for the contract in formation). If the Plan participant has any questions about this statement or about his or her rights under ERISA, the Plan participant may contact the nearest area office of the Employee Benefits Security Administration (formerly the Pension and Welfare Benefits Administration), U.S. Department of Labor, listed in his or her telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W. Washington, D.C. 20210. The Plan participant may also obtain certain publications about his or her rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.

Exhibit B

Exhibit B Exhibit A Senior Executive Severance Pay Plan Calculation Name Title Service Period in Years Months of Severance* Matthew M. Klein SVP & Chief Financial Officer 19 24 Kelvin R. Coppock SVP, Contracts 11 20 Francis A. Peloso SVP & Chief Human Resources Officer 15 24 (*) Months of severance are based on the severance pay levels specified in the initial plan.

Exhibit C 1 VECTRUS, INC. SPECIAL SENIOR EXECUTIVE SEVERANCE PAY PLAN (Amended and Restated as of October 6, 2015) 1. Purpose The purpose of this Vectrus, Inc. Special Senior Executive Severance Pay Plan (“Plan”), as amended and restated, is to assist in occupational transition by providing Severance Benefits, as defined herein, for employees covered by the Plan whose employment is terminated under conditions set forth in the Plan. 2. Covered Employees Covered employees under the Plan (“Special Severance Executives”) are active full-time, regular salaried employees of Vectrus and of any subsidiary company (each a “Vectrus Subsidiary”) (collectively or individually as the context requires the “Company”) (including Special Severance Executives who are short-term disabled as of a Potential Acceleration Event within the meaning of the Company’s short term disability plans) (other than Special Severance Executives on periodic severance as of a Potential Acceleration Event) who are (i) the Chief Executive Officer, (ii) executives in Band A or designated by the Committee (defined below) for participation in Band A benefits under the Plan, and (iii) Other Designated Covered Employees (defined below). “Band A” shall have the meaning given such term under the executive classification system of the Vectrus Human Resources Department as in effect immediately preceding an Acceleration Event (defined below). After the occurrence of an Acceleration Event, the terms “Vectrus,” “Vectrus Subsidiary” and “Company” as used herein shall also include, respectively and as the context requires, any successor company to Vectrus or any successor company to any Vectrus Subsidiary and any affiliate of any such successor company. As of the date of the amendment and restatement of the Plan, Band A includes Senior Vice Presidents or above, but it may be further defined by the Committee at any time. 3. Definitions An “Acceleration Event” shall occur if (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the “Act”) disclosing that any person (within the meaning of Section 13(d) of the Act), other than Vectrus or a subsidiary of Vectrus or any employee benefit plan sponsored by Vectrus or a subsidiary of Vectrus, is the beneficial owner directly or indirectly of thirty percent (30%) or more of the outstanding Common Stock $0.01 par value, of Vectrus (the “Stock”); (ii) any person (within the meaning of Section 13(d) of the Act), other than Vectrus or a subsidiary of Vectrus, or any employee benefit plan sponsored by Vectrus or a subsidiary of Vectrus, shall purchase shares pursuant to a tender offer or exchange offer to acquire any Stock of Vectrus (or securities convertible into Stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of thirty percent (30%) or more of the outstanding Stock of Vectrus (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Stock); (iii) the consummation of (A) any consolidation, business combination or merger involving Vectrus, other than a consolidation, business combination or merger involving Vectrus in which holders of Stock immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of Vectrus (or the corporation resulting from the merger or consolidation or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of Vectrus (or the corporation resulting from the merger or consolidation or the parent of such corporation), relative to other holders of Stock immediately

Exhibit C 2 prior to the merger, business combination or consolidation, immediately after the merger as immediately before, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Vectrus, (iv) there shall have been a change in a majority of the members of the Board of Directors of Vectrus within a 12-month period unless the election or nomination for election by Vectrus’ stockholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who were directors at the beginning of such 12- month period or (v) any person (within the meaning of Section 13(d) of the Act) (other than Vectrus or any subsidiary of Vectrus or any employee benefit plan (or related trust) sponsored by Vectrus or a subsidiary of Vectrus) becomes the beneficial owner (as such term is defined in Rule 13d-3 under the Act) of thirty percent (30%) or more of the Stock. “Cause” shall mean the Executive’s (i) willful and continued failure to substantially perform the Executive’s duties with the Company or to substantially follow and comply with the specific and lawful directives of the Company or the Vectrus Board of Directors (the “Board”), as reasonably determined by the Board (other than any such failure resulting from the Executive’s incapacity due to physical or mental illness) after a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties is delivered to the Executive by the Board; (ii) willful commission of an act of fraud or dishonesty resulting in material economic or financial injury to the Company; (iii) willful engagement in illegal conduct or gross misconduct, in either case which is materially and demonstrably injurious to the Company, (iv) material breach of the terms of any confidentiality, trade secret, non-solicitation, non-competition or similar Company agreement or policy; or (v) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude. “Committee” shall mean the Compensation and Personnel Committee of the Company’s Board of Directors. “Good Reason” shall mean without the Special Severance Executive’s express written consent and excluding for this purpose any action which is remedied by the Company or its affiliates within thirty (30) days after receipt of notice thereof given by the Special Severance Executive, (i) a reduction in the Special Severance Executive’s annual base compensation (whether or not deferred); (ii) the assignment to the Special Severance Executive of any duties inconsistent in any material respect with the Special Severance Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities; (iii) any other action by the Company or its affiliates which results in a material diminution in such position, authority, duties or responsibilities; or (iv) the Company’s (or an affiliate or any successor, as the case may be) requiring the Special Severance Executive’s work location to be other than within thirty-five (35) miles of the location where such Special Severance Executive was principally working immediately prior to the Acceleration Event;; provided that “Good Reason” shall cease to exist for an event on the 90th day following the later of its occurrence or the Special Severance Executive’s knowledge thereof, unless the Special Severance Executive has given the Company notice thereof prior to such date, and the date of the Special Severance Executive’s termination of employment for Good Reason must occur, if at all, within one hundred and eighty (180) days following the later of the occurrence of the Good Reason event or the Special Severance Executive’s knowledge thereof. The “Multiple” shall mean (i) for the Chief Executive Officer, two and one-half (2.5); (ii) for the Chief Financial Officer, the Chief Legal Officer and the Chief Human Resources Officer, two (2.0), (iii) for other Executives in Band A or designated as a covered employee in Band A pursuant to Section 2 hereof, one and one-half (1.5) and (iv) for Other Designated Covered Employees, one (1.0), provided that,

Exhibit C 3 at any time prior to an Acceleration Event, the Committee may determine that different Multiples apply to any Special Severance Executive. “Other Designated Covered Employees” are such other employees of the Company who shall be designated as covered employees for participation in this Plan by the Compensation and Personnel Committee of the Company’s Board of Directors. “Potential Acceleration Event” shall mean the execution of an agreement or the commencement of a tender offer, in either case, in respect of a transaction or event that if consummated would result in an Acceleration Event. 4. Severance Benefits Upon Termination of Employment If a Special Severance Executive’s employment with the Company is terminated due to a Qualifying Termination, he or she shall receive the severance benefits set forth in Section 5 hereof (“Severance Benefits”). For purposes hereof, (i) a “Qualifying Termination” shall mean a termination of a Special Severance Executive’s employment with the Company either (x) by the Company without Cause (A) within the two (2) year period commencing on the date of the occurrence of an Acceleration Event or (B) prior to the occurrence of an Acceleration Event and either (1) following the public announcement of the transaction or event which ultimately results in such Acceleration Event or (2) at the request of a party to, or participant in, the transaction or event which ultimately results in an Acceleration Event; or (y) by a Special Severance Executive for Good Reason within the two (2) year period commencing with the date of the occurrence of an Acceleration Event and (ii) a determination by a Special Severance Executive that he or she has “Good Reason” hereunder shall be final and binding on the parties hereto unless the Company can establish by a preponderance of the evidence that “Good Reason” does not exist. 5. Severance Benefits Severance Benefits for Special Severance Executives who, at the time of a Qualifying Termination, are: (i) the Chief Executive Officer; (ii) in Band A or designated as a covered employee in Band A in accordance with Section 2 hereof; or (iii) an Other Designated Covered Employee: • Accrued Rights. The Special Severance Executive’s base salary through the date of termination of employment, any annual bonus earned but unpaid as of the date of termination for any previously completed fiscal year, reimbursement for any unreimbursed business expenses properly incurred by the Special Severance Executive in accordance with Company policy prior to the date of the Special Severance Executive’s termination of employment and such employee benefits, if any, as to which the Special Severance Executive may be entitled under the employee benefit plans of the Company, including without limitation, the payment of any accrued or unused paid time off under the Company’s paid time off policy.

Exhibit C 4 • Severance Pay. The sum of (x) the applicable Multiple times the current annual base salary rate paid or in effect (whether or not deferred) with respect to the Special Severance Executive at the time of the Special Severance Executive’s termination of employment, and (y) the applicable Multiple times the target annual bonus with respect to the Special Severance Executive at the time of the Special Severance Executive’s termination of employment. • Health and Life Insurance Benefits As long as the Special Severance Executive is receiving severance pay, except as provided in this Section, the Special Severance Executive will be eligible for continued participation in those Company employee benefit plans that are COBRA eligible, and coverage will run through the COBRA period. The Company and the Special Severance Executive will continue to share the monthly premium expense per the Plan Year’s contribution strategy approved on an annual basis. The Special Severance Executive will not be eligible to participate in any other Company benefits plans, policies, programs and arrangements, including without limitation, any Company tax qualified retirement plans, non-qualified retirement plans, and deferred compensation plans. If, for any reason at any time, the Company (i) is unable to treat the Special Severance Executive as being eligible for ongoing participation in any Company benefit plans or policies in existence immediately prior to the termination of employment of the Special Severance Executive, and if, as a result thereof, the Special Severance Executive does not receive a benefit or receives a reduced benefit, or (ii) determines that ongoing participation in any such Company benefit plans or policies would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Internal Revenue Code of 1986, as amended (the “Code”) or any other Code section, statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), the Company shall provide such benefits by making available equivalent benefits from other sources in a manner consistent with Section 15 below. 6. Form of Payment of Severance Pay Severance Pay shall be paid in cash, in non-discounted equal periodic installment payments corresponding to the frequency and duration of the severance payments that the Special Severance Executive would have been entitled to receive from the Company as a normal severance benefit in the absence of the occurrence of an Acceleration Event, with such terms governing the frequency and duration of the severance payments being deemed incorporated herein by reference. If the Special Severance Executive would not have been entitled to receive any severance payments from the Company as a normal severance benefit in the absence of the occurrence of an Acceleration Event, the Severance Pay shall be paid in cash, in non-discounted equal periodic installment payments over a period of months equal to the applicable Multiple times twelve (12) months. 7. Termination of Employment — Other The Severance Benefits shall only be payable upon a Special Severance Executive’s termination of employment due to a Qualifying Termination; provided, that if, following the occurrence of an Acceleration Event, a Special Severance Executive is terminated due to the Special Severance Executive’s death or Disability (as defined below) and, at the time of such termination, the Special Severance Executive had grounds to resign with Good Reason, such termination of employment shall be deemed to be a Qualifying Termination. “Disability” shall mean the complete and permanent inability of the Special Severance Executive to perform all of his or her duties under the terms of his or her employment, as determined by the

Exhibit C 5 Company upon the basis of such evidence, including independent medical reports and data, as the Company deems appropriate or necessary. 8. Administration of Plan; Claims and Appeals Procedures The Plan shall be administered by the Company, who shall have the exclusive right to interpret the Plan, adopt any rules and regulations for carrying out the Plan as may be appropriate and decide any and all matters arising under the Plan, including but not limited to the right to determine appeals. Subject to applicable Federal and state law, all interpretations and decisions by Vectrus shall be final, conclusive and binding on all parties affected thereby. Any employee or other person who believes he or she is entitled to any payment under the Plan may submit a claim in writing to the Plan’s administrator (in accordance with Section 16) within ninety (90) days after the earlier of (i) the date the claimant learned the amount of their severance benefits under the Plan or (ii) the date the claimant learned that he or she will not be entitled to any benefits under the Plan. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based. The notice will also describe any material or information necessary for the claimant to perfect the claim, and an explanation of why such material or information is necessary, and an explanation of the Plan’s procedures (and time limits) for appealing the denial, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal. The denial notice will be provided within ninety (90) days after the claim is received. If special circumstances require an extension of time (up to ninety (90) days), written notice of the extension will be given within the initial ninety (90) day period. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the administrator expects to render its decision on the claim. If the claimant’s claim is denied, the claimant (or his or her authorized representative) may apply in writing to the administrator for a review of the decision denying the claim. Review must be requested within sixty (60) days following the date the claimant received the written notice of their claim denial or else the claimant loses the right to review. The claimant (or representative) then has the right to review and obtain copies of all documents and other information relevant to the claim, upon request and at no charge, and to submit issues and comments (as well as documents, records and other information related to the claim) in writing. The administrator will provide written notice of its decision on review within sixty (60) days after it receives a review request. If additional time (up to sixty (60) days) is needed to review the request, the claimant (or representative) will be given written notice of the reason for the delay. This notice of extension will indicate the special circumstances requiring the extension of time and the date by which the administrator expects to render its decision. If the claim is denied (in full or in part), the claimant will be provided a written notice explaining the specific reasons for the denial and referring to the provisions of the Plan on which the denial is based. The notice will also include a statement that the claimant will be provided, upon request and free of charge, reasonable access to, and copies of, all documents and other information relevant to the claim and a statement regarding the claimant’s right to bring an action under Section 502(a) of ERISA. If the claims procedures set forth above have been exhausted and a claimant wishes to challenge a final determination by the Plan administrator, such claim shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules and the entire cost thereof shall be borne by the Company. The location of the arbitration proceedings shall be reasonably acceptable to the Special Severance Executive. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The Company shall pay all legal fees, costs of litigation,

Exhibit C 6 prejudgment interest, and other expenses which are incurred in good faith by the Special Severance Executive as a result of the Company’s refusal to provide any of the Severance Benefits to which the Special Severance Executive becomes entitled under the Plan, or as a result of the Company’s (or any third party’s) contesting the validity, enforceability, or interpretation of the Plan, or as a result of any conflict between the Special Severance Executive and the Company pertaining to the Plan. The Company shall pay such fees and expenses from the general assets of the Company. 9. Termination or Amendment Vectrus may terminate or amend the Plan (“Plan Change”) at any time except, that following the occurrence of (i) an Acceleration Event or (ii) a Potential Acceleration Event, no Plan Change that would adversely affect any Special Severance Executive may be made without the prior written consent of such Special Severance Executive affected thereby; provided, however, that (ii) above shall cease to apply if such Potential Acceleration Event does not result in the occurrence of an Acceleration Event. 10. Offset Any Severance Benefits provided to a Special Severance Executive under the Plan shall be in lieu of, and not in addition to, any severance pay or benefits the Special Severance Executive would otherwise be entitled to receive (i) pursuant to any other Company policy, practice program or arrangement, (ii) pursuant to any Company employment agreement or other agreement with the Company, or (iii) by virtue of any law, custom or practice excluding, however, any unemployment compensation in the United States. 11. Excise Tax In the event that it shall be determined that any Payment would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, then the aggregate of all Payments shall be reduced so that the Present Value of the aggregate of all Payments does not exceed the Safe Harbor Amount; provided, however, that no such reduction shall be effected, if the Net After-tax Benefit to Special Severance Executive of receiving all of the Payments exceeds the Net After-tax Benefit to Special Severance Executive resulting from having such Payments so reduced. In the event a reduction is required pursuant hereto, the order of reduction shall be first all cash payments on a pro rata basis, then any equity compensation on a pro rata basis, and lastly medical and dental coverage. For purposes of this Section 11, the following terms have the following meanings: (i) “Net After-tax Benefit” shall mean the Present Value of a Payment net of all federal state and local income, employment and excise taxes imposed on Special Severance Executive with respect thereto, determined by applying the highest marginal rate(s) applicable to an individual for Special Severance Executive’s taxable year in which the Change in Control occurs. (ii) “Payment” means any payment or distribution or provision of benefits by the Company to or for the benefit of Special Severance Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any reductions required by this Section 11. (iii) “Present Value” shall mean such value determined in accordance with Section 280G(d)(4) of the Code.

Exhibit C 7 (iv) “Safe Harbor Amount” shall be an amount expressed in Present Value which maximizes the aggregate Present Value of Payments without causing any Payment to be subject to excise tax under Section 4999 of the Code or the deduction limitation of Section 280G of the Code. All determinations required to be made under this Section 11, including whether and when a reduction is required and the amount of such reduction and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm mutually agreed to by the Special Severance Executive and the Company (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and the Special Severance Executive within ten (10) business days of the receipt of notice from the Special Severance Executive that there has been a Payment, or such earlier time as is requested by the Company; provided that for purposes of determining the amount of any reduction, the Special Severance Executive shall be deemed to pay federal income tax at the highest marginal rates applicable to individuals in the calendar year in which any such payment is required to be made. All fees and expenses of the Accounting Firm shall be borne solely by the Company. If the Accounting Firm determines that no excise tax is payable by the Special Severance Executive, it shall so indicate to the Special Severance Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and the Special Severance Executive. 12. Miscellaneous The Special Severance Executive shall not be entitled to any notice of termination or pay in lieu thereof. Severance Benefits under the Plan are paid entirely by the Company from its general assets. The Plan is not a contract of employment, does not guarantee the Special Severance Executive employment for any specified period and does not limit the right of the Company to terminate the employment of the Special Severance Executive at any time. If a Special Severance Executive should die while any amount is still payable to the Special Severance Executive hereunder had the Special Severance Executive continued to live, all such amounts shall be paid in accordance with the Plan to the Special Severance Executive’s designated heirs or, in the absence of such designation, to the Special Severance Executive’s estate. The numbered section headings contained in the Plan are included solely for convenience of reference and shall not in any way affect the meaning of any provision of the Plan. If, for any reason, any one or more of the provisions or part of a provision contained in the Plan shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of the Plan not held so invalid, illegal or unenforceable, and each other provision or part of a provision shall to the full extent consistent with law remain in full force and effect. The Plan shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions thereof. The Plan shall be binding on all successors and assigns of the Vectrus and a Special Severance Executive.

Exhibit C 8 13. Notices Any notice and all other communication provided for in the Plan shall be in writing and shall be deemed to have been duly given when delivered by hand or overnight courier or three (3) days after it has been mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt. If to the Company: Vectrus, Inc. 655 Space Center Drive Colorado Springs, Colorado 80915 Attention: Chief Legal Officer If to Special Severance Executive: To the most recent address of Special Severance Executive set forth in the personnel records of the Company. 14. Adoption Date The Plan was initially adopted by Vectrus on September 27, 2014 (“Adoption Date”) and does not apply to any termination of employment which occurred or which was communicated to the Special Severance Executive prior to the Adoption Date. The Plan was amended and restated on October 6, 2015. 15. Section 409A The Plan is intended to comply with Section 409A of the Code (or an applicable exemption therefrom) and will be interpreted in a manner consistent with such intent. Notwithstanding anything herein to the contrary, (i) if at the time of the Special Severance Executive’s termination of employment with the Company the Special Severance Executive is a “specified employee” as defined in Section 409A of the Code (and any related regulations or other pronouncements thereunder) and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Special Severance Executive) until the date that is six months following the Special Severance Executive’s termination of employment with the Company (or the earliest date as is permitted under Section 409A of the Code), at which point all payments deferred pursuant to this Section 15 shall be paid to the Special Severance Executive in a lump sum and (ii) if any other payments of money or other benefits due hereunder could cause the application of an accelerated or additional tax under Section 409A of the Code, such payments or other benefits shall be deferred if deferral will make such payment or other benefits compliant under Section 409A of the Code, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner, determined by the Company, that does not cause such an accelerated or additional tax. To the extent any reimbursements or in-kind benefits due under the Plan constitute “deferred compensation” under Section 409A of the Code, any such reimbursements or in-kind benefits shall be paid in a manner consistent with Treas. Reg. Section 1.409A-3(i)(1)(iv), the terms of which shall be deemed incorporated herein by reference. Notwithstanding the definition of Acceleration Event contained herein, where required to avoid additional tax under Section 409A, the event constituting an Acceleration Event must also be an event described in Treas. Reg. Section 1.409A-3(i)(5). All payments to be made upon a termination of employment that constitute deferred compensation under the

Exhibit C 9 Plan may only be made upon a “separation from service” (as that term is used in Section 409A). Each payment made under the Plan shall be designated as a “separate payment” within the meaning of Section 409A of the Code. The Company shall consult with Special Severance Executives in good faith regarding the implementation of the provisions of this section; provided that neither the Company nor any of its employees or representatives shall have any liability to Special Severance Executives with respect thereto. 16. Additional Information Plan Name: Vectrus, Inc. Special Senior Executive Severance Pay Plan Plan Sponsor: Vectrus, Inc. 655 Space Center Drive Colorado Springs, CO 80915 Employer Identification Number: 38-3924636 Plan Year: Vectrus' Fiscal Year Plan Administrator Vectrus, Inc. Attention: Administrator of the Vectrus, Inc. Special Senior Executive Pay Plan 655 Space Center Drive Colorado Springs, CO 80915 (719) 591-3600 Agent for Service of Legal Process: Vectrus, Inc. Attention: SVP, Chief Legal Officer and Corporate Secretary 655 Space Center Drive Colorado Springs, CO 80915 (719) 591-3600 Service of process may also be made upon the Plan administrator. Type of Plan: Employee Welfare Benefit Plan - Severance Pay Plan. Plan Costs: The cost of the Plan is paid by Vectrus, Inc. 17. Statement of ERISA Rights As participants in the Plan, Special Senior Executives have the following rights and protections under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”): • Special Senior Executives may examine, without charge, at the Plan administrator’s office and at other specified locations, such as worksites, all documents governing the plan, including

Exhibit C 10 insurance contracts and a copy of the latest annual report (Form 5500 Series) filed by the plan with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration; and • Special Senior Executives may obtain, upon written request to the Plan administrator, copies of documents governing the operation of the Plan, including insurance contracts and copies of the latest annual report (Form 5500 Series) and updated summary plan description. The Plan administrator may make a reasonable charge for the copies. In addition to creating rights for participants, ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan (called “fiduciaries”) have a duty to do so prudently and in the interests of Plan participants. No one, including Vectrus or any other person, may fire a Plan participant or otherwise discriminate against a Plan participant in any way to prevent the participant from obtaining a benefit under the Plan or exercising rights under ERISA. If a claim for a severance benefit is denied, in whole or in part, the person seeking benefits must receive a written explanation of the reason for the denial. Plan participants have the right to have the denial of the claim reviewed. (The claim review procedure is explained in Section 8 above.) Under ERISA, there are steps Plan participants can take to enforce the above rights. For instance, if a Plan participant requests materials and does not receive them within thirty (30) days, the Participant may file suit in a federal court. In such a case, the court may require the Administrator to provide the materials and to pay the Plan participant up to $110 a day until the participant receives the materials, unless the materials were not sent because of reasons beyond the control of the Administrator. If a Plan participant has a claim which is denied or ignored, in whole or in part, the participant may file suit in a federal court. If it should happen that the participant is discriminated against for asserting his or her rights, the participant may seek assistance from the U.S. Department of Labor, or the participant may file suit in a federal court. In any case, the court will decide who will pay court costs and legal fees. If the Plan participant is successful, the court may order the person the Plan participant sued to pay these costs and fees. If the Plan participant loses, unless the Plan requires Vectrus to pay the costs, the court may order the Plan participant to pay these costs and fees, for example, if it finds that the Participant’s claim is frivolous. If the Plan participant has any questions regarding the Plan, the participant should contact the Plan administrator (see Section 16 for the contract in formation). If the Plan participant has any questions about this statement or about his or her rights under ERISA, the Plan participant may contact the nearest area office of the Employee Benefits Security Administration (formerly the Pension and Welfare Benefits Administration), U.S. Department of Labor, listed in his or her telephone directory, or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W. Washington, D.C. 20210. The Plan participant may also obtain certain publications about his or her rights and responsibilities under ERISA by calling the publications hotline of the Employee Benefits Security Administration.